Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of September 24, 2020, is being entered into by and between Staffing 360 Georgia, LLC d/b/a FIRSTPRO, a Georgia limited liability company (“Seller”), FirstPro Recruitment, LLC, a Georgia limited liability company (“Buyer”), and, solely for the purpose of Section 6(h), Section 12 and Section 14, Staffing 360 Solutions, Inc., a Delaware corporation (“Parent”). Seller and Buyer are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Seller is engaged in the professional staffing and recruiting business in the State of Georgia (the “Business”); and

WHEREAS, upon the terms set forth herein, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, substantially all of Seller’s assets used in the operation of the Business.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.Purchase and Sale of Purchased Assets. At the Effective Time, Seller shall sell, assign, transfer, convey and deliver to Buyer and Buyer shall accept and purchase all of Seller’s right, title and interest in and to those assets, tangible and intangible reflected on the Schedule of Purchased Assets attached hereto as Schedule 1 (collectively, the “Purchased Assets”), in each case free and clear of any and all claims, liens, security interests and other encumbrances. Any assets not included on Schedule 1 as Purchased Assets (collectively, the “Excluded Assets”) shall be retained by the Seller.

2.Assumed Liabilities. As of the Effective Time, Buyer hereby assumes and agrees to perform, pay, discharge and be responsible for all debts, liabilities and obligations arising from or related to the Purchased Assets. All such assumed obligations are referred to collectively as the “Assumed Liabilities.”

3.Excluded Liabilities. Buyer shall not assume, nor does Buyer agree to pay, any debts, liabilities or obligations of Seller relating to any assets not included as a Purchased Asset. All such debts, liabilities or obligations of Seller (the “Excluded Liabilities”) shall at all times remain and be the sole responsibility of Seller. The Excluded Liabilities shall include, without limitation, all intercompany loans between Seller and Parent and those items specifically set forth on Schedule 2.

4.Closing. The closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Closing”) will be by the electronic exchange of executed documents and will be effective at 12:01 a.m. New York time (the “Effective Time”) on September 7, 2020 (the “Closing Date”), unless another date is agreed to in writing by the Parties.

5.Consideration. In consideration for the transfer and sale of the Purchased Assets to Buyer and Seller’s assignment to Buyer and Buyer’s assumption of the Assumed Liabilities, Buyer shall deliver to (a) Seller $1,219,853.98 (the “Cash Purchase Price”) and (b) Affinity Bank, a division of Newton Federal Bank (the “Escrow Agent”) $2,080,146.02 (the “Escrow Amount” and together with the Cash Purchase Price, the “Purchase Price”), in each case, in cash by bank wire transfer immediately following the execution and delivery of this Agreement. The Escrow Amount shall be held by the Escrow Agent in a separate escrow account and released pursuant to the terms of the escrow agreement substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”).

6.Closing Deliverables of Seller. Seller shall deliver the following to Buyer at, or prior to, the Closing:

(a)a Bill of Sale substantially in the form attached hereto as Exhibit B (the “Bill of Sale”), duly executed by Seller;

(b)an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C (the “Assignment and Assumption Agreement), duly executed by Seller;

(c)(i) written consent of the Parent approving the transactions contemplated by this Agreement and (ii) unanimous written consent of the board of managers of the Seller approving the transactions contemplated by this Agreement;

(d)a Transition Services Agreement substantially in the form attached hereto as Exhibit D (the “Transition Services Agreement”), duly executed by Seller;

(e)evidence reasonably satisfactory to Buyer of the release of any liens on the Purchased Assets held by Jackson Investment Group, LLC and Midcap Funding X Trust, acting through its agent Midcap Funding IV Trust, as Agent;

(f)a TLA Assignment and Assumption Agreement substantially in the form attached as Exhibit E;

(g)an Assignment of Sublease executed by Seller in substantially the form attached hereto as Exhibit F;

(h)a side letter from Seller and Parent, to Neil Ellison (the “Ellison Side Letter”), acknowledging and agreeing that (i) neither Seller nor Parent has any claim against Ellison, whether based in contract or tort or otherwise, with respect to any aspect of his employment with or previous relationship with Seller, (ii) all post-termination obligations owed by Ellison to Seller or Parent pursuant to any employment agreement or similar agreement (including without limitation that certain Employment Agreement dated as of September 15, 2017 by and between Seller and Ellison (including any amendments thereto, the “Ellison Employment Agreement”) are terminated and of no further force and effect; and (iii) each of Seller and Parent covenants not to sue Ellison or Buyer based on the matters described in (i) and (ii) above;

(i)the Escrow Agreement signed by the Seller and the Escrow Agent; and

(j)all such other documents and instruments, as may be reasonably required by Buyer to convey Seller’s right, title and interest in and to the Purchased Assets to Buyer.

7.Closing Deliverables of Buyer. Buyer shall deliver the following at, or prior to, the Closing:

(a)the Cash Purchase Price to Seller;

(b)the Escrow Amount to the Escrow Agent;

(c)(i) written consent of the of the member(s) of Buyer approving the transactions contemplated by this Agreement and (ii) unanimous written consent of the manager(s) of Buyer approving the transactions contemplated by this Agreement, in each case, to Seller;

(d)a counterpart to the Transition Services Agreement duly executed by Buyer to Seller; and

(e)Such other documents and instruments, in form and substance acceptable to Seller, as may be reasonably necessary to consummate the transactions contemplated herein.

8.Further Cooperation. From time to time after the Closing, Seller (at Buyer’s reasonable request and without further consideration) shall execute and deliver such other instruments of transfer and documents as Buyer may reasonably request to (a) transfer to Buyer more effectively the right, title and interest in or to the Purchased Assets free and clear of all liens, security interests and encumbrances, (b) effect Buyer’s use of the Purchased Assets, and (c) to accomplish the transfer and payment of the Assumed Liabilities.

9.Representations and Warranties of Seller. As of the Closing, Seller hereby represents and warrants to Buyer as follows:

(a)Organization, Qualification, Company Power, Capitalization. Seller is a limited liability company duly organized and validly existing under the laws of the State of Georgia.

(b)Authorization of Transaction. Seller has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authority in order to consummate the transactions contemplated by this Agreement.

(c)No Conflicts. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of law applicable to Seller, the Business or the Purchased Assets; or (c) result in the creation or imposition of any lien or encumbrance on the Purchased Assets; other than any such conflicts, violations, breaches, conflicts or giving rise to rights that would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Seller, Buyer, the Purchased Assets and the Business (taken as a whole).

(d)Brokers’ Fees. Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

(e)Purchased Assets. Seller has good, exclusive and marketable title to all of the Purchased Assets, in each case free and clear of all liens, security interests, and other encumbrances, except for liens, security interests, and other encumbrances released in connection with the Closing. The consummation of the transactions contemplated by this Agreement will transfer to Buyer good, exclusive and marketable title to the Purchased Assets free and clear of all liens, security interests, and other encumbrances.

(f) Employee Matters and Employee Benefits. Seller has complied with all material federal, state and local laws with respect to all employees or contractors employed or engaged by it. To Seller’s Knowledge, there are no material liabilities or contingent liabilities relating to any of Seller’s employees that would reasonably be expected to affect the Business or the Purchased Assets after the Closing.

(g)No Litigation. There are no claims or actions pending or, to Seller’s or Parent’s knowledge, threatened against or by Seller (a) relating to or affecting the Business or the Purchased Assets; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s or Parent’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action.

(h)Contracts. In the event that any necessary consent to cause any contract that is a Purchased Asset to be assigned to Buyer prior to the date hereof shall not have been obtained prior to the Closing Date, Seller shall use commercially reasonable efforts to obtain the necessary consents following the Closing.

(i)Disclaimer of Additional and Implied Warranties.  Seller and its affiliates make no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in this Section 9 and no other statements, documents or communications that may be made or provided, or may have been made or provided, shall be deemed to be a representation or warranty of Seller for any purpose.

10.Representations and Warranties of Buyer. As of the Closing, Buyer hereby represents and warrants to Seller as follows:

(a)Organization of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Georgia.

(b)Authorization of Transaction. Buyer has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authority in order to consummate the transactions contemplated by this Agreement.

(c)Seller Invoices. Buyer and its officers, members, managers, directors, and affiliates who have been officers or employees of Seller prior to the Closing Date have conducted the Business consistent with past practices and have collected all amounts owed to Seller for services performed by Seller and its affiliates prior to the Closing Date.

(d)Brokers’ Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or its affiliates could become liable or obligated.

11.Taxes.

(a)Attached hereto as Exhibit G is an allocation of the Purchase Price (and all other capitalized costs) among the Purchased Assets in accordance with §1060 Internal Revenue Code of 1986, as amended, and Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding upon Buyer and Seller. Seller and Buyer and their affiliates shall report, act, and file tax returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation. Neither Seller nor Buyer shall take any position (whether in audits, tax returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

(b)The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer, or similar applicable laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. Seller will pay in a timely manner all applicable use, transfer, conveyance, documentary, recording, notarial, value added, excise, registration, stamp, gross receipts and similar taxes and fees (“Transfer Taxes”), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement, regardless of whether such Transfer Taxes, expenses and fees are imposed by law on Buyer, the Purchased Assets, or Seller. Seller will prepare and timely file all tax returns required to be filed in respect of Transfer Taxes (including all notices required to be given with respect to bulk transfer Laws). Buyer will reasonably cooperate with Seller to share information reasonably necessary for the preparation of those tax returns and any tax clearance certificates that either Seller or Buyer may request.

(c)If, prior to the Closing, there have been any taxes based on the value of property assessed against any of the Purchased Assets, Seller will pay those taxes attributable to periods or partial periods ending prior to the Closing Date, and Buyer will pay those taxes attributable to periods or partial periods beginning on or after the Closing Date, with a daily allocation for any period that begins before the Closing Date and ends after the Closing Date. Each Party agrees to cooperate with the other Party in paying or reimbursing tax obligations in accordance with this Section 11(c). Nothing in this Agreement shall make a Party liable for the income or franchise taxes of any other Party, including making Buyer liable for any taxes imposed on Seller relating to the receipt of consideration for the sale of the Purchased Assets from Seller to Buyer. This Section 11(c) does not apply to Transfer Taxes, which are the sole obligation of Seller under the provisions of Section 11(b).

12.Non-Competition and Non-Solicitation.

(a)Seller / Parent Non-Competition.  Until the earlier of (i) the period ending twelve months after the Closing Date and (ii) the date on which Parent undergoes a change of control or sells substantially all of its assets (the “Seller/Parent Restricted Period”), neither Seller nor the Parent shall, and shall not permit any of their respective affiliates as of the Closing Date (the “Closing Date Affiliates”) to, directly or indirectly; (i) engage in or assist others in engaging in the business of IT, accounting or finance staffing (the “Restricted Business”), within the State of Georgia (the “Territory”); or (ii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of a Seller and any Person that becomes a client or customer of the Business after the Closing), or any other person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Furthermore, notwithstanding the foregoing, the restrictions in this Section 12(a) shall not prohibit Seller, Parent or any of its Closing Date Affiliates from (i) acquiring assets, a business or any equity in an entity or business that conducts the Restricted Business in the Territory, (ii) performing the Restricted Business in the Territory if a current client of Parent and/or its Closing Date Affiliates that does not currently conduct business in the State of Georgia requests Parent and/or its Closing Date Affiliates to conduct the Restricted Business in the Territory; provided that Parent or such Closing Date Affiliate gives Buyer the first opportunity to perform the services for such requesting client as a Tier 2 supplier of Parent; and (iii) owning, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if such Seller, Parent, or affiliate thereof, as applicable is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 10% or more of any class of securities of such person. If Parent and/or one its Closing Date Affiliates has a new client after the Closing Date that requests Parent and/or its Closing Date Affiliates to perform the Restricted Business during the Seller/Parent Restricted Period in the Territory, Parent and/or its Closing Date Affiliates, as applicable, will permit Buyer to be a Tier 2 Supplier for such new client for the Restricted Business in the Territory during the Seller/Parent Restricted Period, upon mutually accepted terms. If after the Closing Date, Seller or Parent acquires a business that does not, at the time of such acquisition, have a presence in the State of Georgia (a “New Non-Georgia Affiliate”), Seller and Parent shall not cause such New Non-Georgia Affiliate to begin conducting Restricted Business in the Territory during the Seller/Parent Restricted Period.

(b)Buyer Non-Acquisition of Former Affiliates of Seller.  During the Seller/Parent Restricted Period, Buyer shall not acquire or partner with any former affiliate of Seller or the Business.

(c)Seller / Parent Non-Solicitation of Employees and Contractors, and Customers.  Neither Seller nor the Parent shall, and shall not permit any of their respective Closing Date Affiliates to, directly or indirectly:

(i)During the Seller/Parent Restricted Period, recruit, offer employment or engagement to, employ or engage as a consultant, directly or indirectly, any employee of Seller who was employed in the Business as of the Closing Date or at any time during the six-month period immediately preceding the Closing Date, or seek to persuade any such employee to terminate or diminish his or her relationship with the Business or Buyer, ; provided, however, that this Section 12(b) shall not prohibit any general public advertisement for employment or any solicitation activities conducted by an employment agency, so long as the advertisement or agency search was not directed towards any such employee or any employees; or

(ii)During the Seller/Parent Restricted Period in the Territory, (A) solicit or encourage any customer or other business partner of the Business who was such as of the Closing Date to terminate or diminish its relationship with the Business with respect to the services of the type provided by the Business as of the Closing Date, or (B) seek to persuade any such customer or other business partner, or prospective customer or other business partner of the Business who was such as of the Closing Date or at any time during the six-month period immediately preceding the Closing Date, to conduct with any other person or entity any business or activity which such business partner or prospective business partner conducts or could conduct with the Business, solely as it relates to the services of the type provided by the Business as of the Closing Date.

(d)Buyer Non-Solicitation of Employees, Contractors, and Customers of Parent and Certain Affiliates (Other than Seller).  Until the earlier of (i) the period ending twelve months after the Closing Date and (ii) the date on which Buyer undergoes a change of control or sells substantially all of its assets (the “Buyer Restricted Period”), Buyer shall not, and shall not permit any of its Closing Date Affiliates to, directly or indirectly:

(i)Recruit, offer employment or engagement to, employ or engage as a consultant, directly or indirectly, any employee of Parent or its Closing Date Affiliates (excluding Seller) who was employed by Parent or such Closing Date Affiliates (excluding Seller) at any time during the six-month period immediately preceding the Closing Date, or seek to persuade any such employee to terminate or diminish his or her relationship with Parent or such Closing Date Affiliate (excluding the Seller); provided, however, that this Section 12(d) shall not prohibit any general public advertisement for employment or any solicitation activities conducted by an employment agency, so long as the advertisement or agency search was not directed towards any such employee or any employees; or

(ii)(A) Solicit or encourage any customer or other business partner of Parent or any of its Closing Date Affiliates to terminate or diminish its relationship with Parent or such Closing Date Affiliate with respect to services of the type provided by Parent or such Closing Date Affiliate or (B) seek to persuade any such customers or other business partners, or prospective customer or other business partner of Parent or its Closing Date Affiliates (excluding Seller) who was such as of the Closing Date or any time during the six month period immediately preceding the Closing Date, to conduct with any other person or entity any business or activity which such business partner or prospective business partner conducts or could conduct with Parent or a Closing Date Affiliate (excluding Seller), solely as it relates to the services of the type provided by Parent or a Closing Date Affiliate (excluding Seller). Notwithstanding the foregoing or anything to the contrary in this Agreement or any transaction document, this section shall not prevent Buyer or its Closing Date Affiliates from soliciting or performing work in the Restricted Business within the Territory for the current customers and business partners of Seller.

(e)Buyer, Seller and Parent acknowledge that its agreement to the covenants contained in this Section 12 is a material condition of each Parties’ willingness to enter into this Agreement and consummate the transactions contemplated by this Agreement and that the covenants in this Section 12 are necessary to protect the good will, confidential information, trade secrets and other legitimate information related to the Business and the business of Parent. In addition and not in the alternative to any other remedies available to it, each Party shall be entitled to preliminary and permanent injunctive relief (without having to post bond or other security) against any breach or threatened breach by Buyer, Seller, Parent, or any Closing Date Affiliates of Buyer, Seller or Parent of the covenants in this Section 12. If a court of competent jurisdiction declares that any term or provisions of this Section 12 is invalid or unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that term or provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Buyer, Seller and Parent agree that the periods of restriction applicable to Buyer, Seller, Parent, and their respective Closing Date Affiliates set forth in this Section 12 shall be tolled, and shall not run, during the period of any breach (as determined by a court of competent jurisdiction) by Buyer, Seller, Parent or any of their respective Closing Date Affiliates of any such covenants. No claimed breach of this Agreement attributed to Buyer, Seller, or Parent or any of its Closing Date Affiliates shall operate to excuse a party from the performance of its obligations under this Section 12.

13.Indemnification.

(a)Seller agrees to and hereby does indemnify and hold Buyer harmless from and against any and all costs, expenses, damages, fees, penalties, causes of action, claims, demands, judgments, executions and liens, including without limitation attorney’s fees and court costs, arising from (i) the Excluded Liabilities, (ii) any breach of Seller’s representations and warranties or covenants set forth in this Agreement, and (iii) any other breach or violation of this Agreement by Seller. Buyer agrees to and hereby does indemnify and hold Seller and its affiliates harmless from and against any and all costs, expenses, damages, fees, penalties, causes of action, claims, demands, judgments, executions and liens, including without limitation attorney’s fees and court costs, arising from or in any way connected with (i) the Assumed Liabilities, (ii) any breach of Buyer’s representations and warranties or covenants set forth in this Agreement, and (iii) any other breach or violation of this Agreement by Buyer.

(b)Claim Notice. Upon obtaining knowledge of facts giving rise to a claim for indemnity (a “Claim”), the indemnified party shall promptly notify the indemnifying party in writing of the facts giving rise to such claim.   Such notice shall contain a brief description of the nature and estimated amount of any claim for indemnification. Notwithstanding the foregoing, an indemnified party’s delay in providing the foregoing notice to the indemnifying party shall not bar a claim for indemnity under this Agreement unless the delay materially prejudices the indemnifying party’s ability to resolve or defend against the claim.

(c)Third Party Claims.  If a third-party Claim is made against an indemnified party, the indemnifying party shall either be entitled to participate in (but not control) the defense thereof or, if it so chooses, to assume (and control) the defense thereof with reputable counsel selected by the indemnifying party; provided, that the indemnifying party shall not be entitled to assume the defense unless (i) the third-party Claim does not relate to, or otherwise arise in connection with, any criminal proceeding, action, indictment, allegation or investigation, (ii) the third-party Claim involves primarily money damages, and (iii) the indemnified party has not been advised in writing by counsel that a conflict of interest exists or is reasonably likely to exist between the indemnified party and the indemnifying party with respect to the third-party Claim. Should an indemnifying party so elect to assume the defense of a third-party Claim in accordance with this Section 13, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof for so long as such indemnifying party complies with this Section 13(c). If the indemnifying party assumes such defense in accordance with this Section 13(c), the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood, however, that the indemnifying party shall control such defense (including any settlement with respect thereto) for so long as such indemnifying party complies with this Section 13(c). In connection with any third-party Claim, all the parties hereto shall cooperate in the defense or prosecution of such third-party Claim, including by retaining and (upon the indemnifying party's request) providing to the indemnifying party all records and information which are reasonably relevant to such third-party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The indemnifying party shall not, without the prior written consent of the indemnified party (such consent to not be unreasonably withheld, conditioned or delayed), consent to the entry of judgment, or settle, compromise or voluntarily discharge, any third-party Claim, unless the terms of such judgment, settlement, compromise or discharge (x) provides for the payment by the indemnifying party of money as sole relief for the claimant, (y) results in the full and general release of all parties with a Claim from all material liabilities arising or related to, or in connection with, the third-party Claim and (z) involves no finding  or admission of a violation of any applicable law or other wrongdoing. If the indemnifying party shall not have assumed the defense of a third-party Claim in accordance with this Section 13(c) then the Indemnified party shall be entitled to defend such third-party Claim through counsel of its choosing, and may resolve such third-party Claim; provided, that the indemnified party shall not admit any liability with respect to, consent to the entry of judgment, or settle, compromise or voluntarily discharge, any third-party Claim for which any sums are recoverable from or indemnifiable by the indemnifying party pursuant to this Agreement, without the prior written consent of the indemnifying party (such consent to not be unreasonably withheld, conditioned or delayed).

(d)Direct Claims. Any claim for indemnification pursuant to this Section 13 which does not result from a third-party Claim (a “Direct Claim”) shall be asserted by the indemnified party giving written notice to the indemnifying party of the Direct Claim as promptly as reasonably possible after the determination of such loss; provided, that failure to give such prompt notification shall not affect the indemnification or recovery, as applicable, provided hereunder except and to the extent the indemnifying party shall have been prejudiced as a result of such failure. The indemnifying party shall have sixty (60) days after its receipt of such notice to respond in writing to such Direct Claim.

(e)The representations and warranties contained in Sections 10 and 11 shall survive the Closing until the date that is twelve months after the Closing Date (the “Survival Date”) provided that the representations made in Sections 9(a), 9(b), 9(d), 10(a), 10(b) and 10(d) (the “Fundamental Representations”) shall survive for three years.  All covenants and agreements that require performances prior to or at the Closing shall survive until the Survival Date.  All covenants and agreements that require performance after the Closing shall survive in accordance with their terms and applicable laws or, if not specified, until the Survival Date. All representations, warranties, covenants, and agreements with respect to which a claim has been brought prior to the applicable survival date shall survive with respect to such claim until such claim is finally resolved and the payment of all amounts owed with respect thereto). No claims may be made after the applicable survival date of such claim.

(f)Neither Seller, Buyer nor any of their respective affiliates shall be required to indemnify any indemnifiable party under Section 13 unless the aggregate amount of losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages, interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees), or any diminution in value, whether or not involving a Claim (“Losses”) suffered by an indemnified party (each a “Buyer Indemnified Parties”) exceeds $50,000 (the “Deductible”) and then Buyer or Seller shall be required to indemnify the applicable indemnified party for the amount of Losses in excess of the Deductible; provided, that this Section 13(f) shall not apply to Losses related to the failure to be true and correct of any of the Fundamental Representations.

(g)Seller, Buyer and any of their affiliates shall not be required to indemnify any indemnified party under Section 13 for an aggregate amount of Losses exceeding $1,000,000 (the “General Cap”); provided, that the General Cap shall not apply with respect to Losses related to the failure to be true and correct of any of the Fundamental Representation. Seller and Buyer any of their respective affiliates shall not be required to indemnify any indemnified party under Section 13 for an aggregate amount of Losses exceeding amounts actually paid to Seller pursuant to this Agreement for the breach of a Fundamental Representation.

(h)No indemnified party shall be entitled to recover from the indemnifying party any incidental, consequential, special or punitive damages.

(i)Buyer and Seller acknowledge and agree that the foregoing indemnification provisions in this Section 13 shall be the exclusive remedy of Buyer and Seller with respect to the subject matter of this Agreement.

14.Limited Parent Guaranty. Parent shall cause Seller to comply with its obligations under this Agreement. The guaranty set forth in this Section 14 is a guaranty of performance and not a guaranty of payment.   Buyer shall first seek performance by Seller under this Agreement before exercising Parent’s guaranty set forth in this Section 14.

15.Outstanding Amounts Owed. Buyer shall (a) use its reasonable best efforts to collect any amounts owed to Seller for services provided by Seller as of or prior to the Effective Time (collectively, “Seller Receivables”), whether or not invoiced by Seller as of or prior to the Effective Time, and (b) immediately remit to the Seller Collections Account (as defined below), any payments actually received by Buyer that relate to any of the Seller Receivables.  Buyer shall instruct the customers or other account debtors on the Seller Receivables to make payments on the Seller Receivables directly to the collections account set forth on Schedule 15 attached hereto and made a part hereof (the “Seller Collections Account”).  Buyer shall not modify such payment instructions with respect to the Seller Receivables without the prior written consent of the Seller.  If Buyer receives any payments related to the Seller Receivables, Buyer shall hold such payments in trust for the benefit of Seller to be paid and transferred to the Seller Collections Account in accordance with the terms of this Section 15, and, until such payment and transfer to the Seller Collections Account, shall not comingle any payments related to the Seller Receivables with any of Buyer’s funds.  Buyer acknowledges and agrees that the Seller Receivables and all proceeds thereof (in whatever form) are the assets and property solely of the Seller and Buyer shall have no rights or interests therein.  Buyer shall have no rights of set-off or any similar rights with respect to the Seller Receivables and proceeds thereof.

16.Press Releases. Buyer shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Seller; provided, however, that Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case Buyer will use its best efforts to advise Seller prior to making the disclosure).

17.No Third Party Beneficiaries. There are no third-party beneficiaries to this Agreement. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

18.Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, which consent shall not be unreasonably withheld or delayed.

19.Counterparts. This Agreement may be executed in counterparts (including by electronic signature via DocuSign or .pdf), each of which shall be deemed an original but which together will constitute one and the same instrument.

20.Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by electronic mail, and addressed to the intended recipient as set forth below:

If to Buyer:

FirstPro Recruitment, LLC

5607 Glenridge Drive

Suite 360

Atlanta, GA 30342

Attn: Neil Ellison

Email: fpatl2019@gmail.com

With a copy to (which shall not constitute notice):

Investment Law Group of Davis Gillett Mottern & Sims LLC

545 Dutch Valley Road, Suite A

Atlanta, Georgia 30324

Attn: Robert R. Joseph

Email: rjoseph@investmentlawgroup.com

If to Seller:

Staffing 360 Georgia, LLC

641 Lexington Avenue

27th Floor

New York, NY 10022

Attn: Brendan Flood

Email: brendan.flood@staffing360solutions.com

With a copy to (which shall not constitute notice):

Haynes and Boone, LLP

1050 17th Street

Suite 1800

Denver, CO 80265

Attn: Dan Malone

Email: dan.malone@haynesboone.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

21.Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than such state.

22.Submission to Jurisdiction; Consent to Service of Process.

(a)The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within Atlanta, Georgia over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)Each Party hereby consents to process being served by any party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 20.

23.Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

24.Entire Agreement. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Parties making such a waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

25.Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

26.Transaction Expenses. Each Party will bear its own respective costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

27.Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

28.Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

29.Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

Buyer:		Seller:

FirstPro Recruitment, LLC		Staffing 360 Georgia, LLC,

By:	/s/ Neil Ellison	By:	/s/ Brendan Flood
Name:	Neil Ellison	Name:	Brendan Flood
Title:	President	Title:	President

PARENT, solely for the purpose of Section 6(h), Section 12 and Section 14:

Staffing 360 Solutions, Inc.,

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

Schedule 1

Schedule of Purchased Assets

[omitted]

Schedule 2

Schedule of Certain Excluded Liabilities

[omitted]

Schedule 15

Seller Collections Account

[omitted]

EXHIBIT A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of the 24th day of September, 2020, by and between STAFFING 360 GEORGIA, LLC, a Georgia limited liability company (“Seller”) and AFFINITY BANK, A DIVISION OF NEWTON FEDERAL BANK (“Escrow Agent”).

WITNESSETH

WHEREAS, Seller has entered into that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”) with FirstPro Recruitment, LLC (“Buyer”) and, solely for the purpose of Section 6(h), Section 12 and Section 14 therein, Staffing 360 Solutions, Inc., pursuant to which Seller has agreed to sell to Buyer substantially all of the assets used in or related to the operation or conduct of Seller’s professional staffing and recruiting business in the State of Georgia (the “Assets”) and Buyer has agreed to assume the Assumed Labilities, in each case, as set forth in the Purchase Agreement;

WHEREAS, Seller has previously obtained a Paycheck Protection Program loan (the “PPP Loan”) pursuant to that certain Note dated May 20, 2020 (the “PPP Note”), executed in favor of Escrow Agent (from time to time hereinafter referred to as “Lender”) in the original principal amount of two million sixty-two thousand five hundred fifty-seven AND 00/100THS DOLLARS ($2,062,557.00);

WHEREAS, pursuant to the PPP Note, the sale of the Assets may result in a default of the PPP Loan;

WHEREAS, as of the date hereof, Seller has applied for forgiveness of the PPP Loan;

WHEREAS, in connection with the sale of the Assets, Seller has agreed to cause the sum of two million eighty thousand one hundred forty six AND 02/100THS DOLLARS ($2,080,146.02) from the Purchase Price paid by Buyer (the “Escrow Funds”) to be deposited by Buyer into escrow with Escrow Agent at Closing and to be held by Escrow Agent to pay off the PPP Loan in the event that all or any portion of the PPP Loan is not forgiven by the U.S. Small Business Administration (the “SBA”);

WHEREAS, Seller desires to designate and appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby agrees to accept such appointment.

Statement of Agreement

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Recitals Incorporated/Defined Terms.  The recitals set forth hereinabove are true and correct and are hereby incorporated into this Agreement as if fully set forth herein.  Capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Purchase Agreement. Further, capitalized terms not defined herein shall not impact the duties of Escrow Agent.

A-1

2.Application for Forgiveness.  Prior to the date of this Agreement (a) Seller applied for forgiveness of the PPP Loan from the SBA, and (b) Lender submitted such application to the SBA for final determination as to loan forgiveness.   Seller hereby agrees to use commercially reasonable efforts to promptly, but in no event later than five (5) business days, submit any and all additional or supplemental applications, revisions to the original application or additional documentation required by Lender or SBA to forgive the PPP Loan.  In the event Seller fails to timely comply with requirements set forth above and fails to correct such failure within ten (10) days of notice of such failure from Lender, Escrow Agent shall immediately pay the PPP Loan in full and Seller hereby authorizes and directs Escrow Agent to remit such payoff funds without further action or authorization from Seller.

3.Deposit of Escrow Funds.  By its execution hereof, Escrow Agent acknowledges receipt of the Escrow Funds and that Escrow Agent shall hold or disburse the Escrow Funds in accordance with the terms hereof.

4.Disbursement of Escrow Funds.

(a)Upon receipt of the payoff funds by Lender from the SBA (“SBA Payoff Funds”) for the forgiven portion of the PPP Loan, Escrow Agent shall promptly, but in no event later than five (5) business days from receipt of the SBA Payoff Funds, remit to (i) Lender the portion of the Escrowed Funds necessary to pay any unforgiven portion of the PPP Loan in full and (ii) Seller (or its designee) any and all remaining Escrow Funds pursuant to the wire instructions set forth below in this Section 4(a).  Seller hereby authorizes and directs Escrow Agent to remit such payoff funds and such remaining Escrow Funds in accordance with the first sentence of this Section 4(a) without further action or authorization from Seller or any other Person, and Seller hereby further authorizes and directs Lender to remit said remaining Escrow Funds due to Seller to be the following account of Seller’s creditor, Jackson Investment Group, LLC (“JIG”):

Bank’s Name: Bank of America, N.A.

Bank’s Address: 100 N. Tryon St. Charlotte, NC 28255

ABA No.: 026009593

Account No.: 334003060431

Routing Number:

061000052 (ACH)

026009593 (Wire)

Seller reserves the right to change the wire instructions set forth above by written notice given to Escrow Agent, provided that any such change notice to be effective must be signed by Seller and consented to in writing by JIG.   In the event JIG fails to respond to such written notice within five (5) business days of receipt of such notice, JIG shall be deemed to have rejected such request for change in above wire instructions and Escrow Agent is hereby authorized and directed to remit the remaining Escrow Funds to JIG as per the above wire instructions.  Seller acknowledges and agrees that any payments made by Escrow Agent in accordance with the wire instructions set forth above (or in any valid change notice given in accordance with the immediately preceding sentence) in this Section shall be deemed to have been received by Seller for purposes of this Agreement.

A-2

(b)Seller hereby acknowledges and agrees that in the event all or a portion of the PPP Loan is not forgiven, the unforgiven portion of the PPP Loan shall be paid in full from the Escrow Funds in accordance with the terms hereof, and in no event shall any unforgiven portion of the PPP Loan be amortized for future repayment.

5.Seller Responsible for Any Deficiencies.  In the event the Escrow Funds are not sufficient to pay off the outstanding balance of the PPP Loan, including accrued interest, Seller shall be responsible for any such deficiency and shall promptly pay the amount of any deficiency to the Lender.

6.Release. As of the date hereof, SBA has not issued a formal ruling or guidance as to the forgiveness of a PPP loan if all or substantially all assets of a business are sold prior to PPP Loan forgiveness or payment in full.  Seller hereby acknowledges (i) that neither Escrow Agent nor Lender have made or make any representation or warranty as to the effect of this Agreement on the potential forgiveness of the PPP Loan, including without limitation the potential denial of forgiveness due to a default under the terms of the PPP Loan, and Seller hereby assumes all risk that the PPP Loan will not be forgiven in part or in its entirety, (ii) that it has not relied on any advice from the Escrow Agent or Lender in regard to this Agreement or its potential effect on the forgiveness of the PPP Loan and (iii) that Seller has been advised by Lender and Escrow Agent to and has had sufficient opportunity to seek independent legal counsel and/or advice from Seller’s tax advisors.   Seller hereby releases, holds harmless and covenants not to sue Lender or Escrow Agent for any and all losses, costs or expenses, including without limitation denial of forgiveness of the PPP Loan, arising from the sale of Seller’s Assets prior to forgiveness or repayment of the PPP Loan, from Seller’s depositing the Escrow Funds for the purpose of payment of the PPP Loan or otherwise arising from this Agreement.

            (Seller’s Initials to Para 6.)

7.Termination.  This Agreement shall terminate on the date (the “Termination Date”) on which the Escrow Funds are fully disbursed in accordance with this Agreement.

8.Escrow Provisions.  The following terms and conditions shall apply to the Escrow Funds:

(a)Escrow Agent shall deposit the Escrow Funds in a non-interest bearing escrow account in a federally insured institution.

(b)It is agreed that:

(i)

the duties of Escrow Agent are only as herein specifically provided and are purely ministerial in nature, and Escrow Agent shall incur no liability whatsoever except for Escrow Agent’s willful misconduct or gross negligence, as long as Escrow Agent has acted in good faith;

(ii)

in the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either or both of Lender or Seller or their respective successors;

A-3

(iii)	Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by it Seller and Escrow Agent;
(iv)

except as otherwise provided herein, Seller shall reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including reasonable and documented attorneys’ fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable and documented out-of-pocket costs and expenses of defending against any claim or liability arising out of or relating to this Agreement; and

(v)	Seller hereby releases Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith without gross negligence or willful misconduct in the performance of its duties hereunder.

(c)Escrow Agent is acting as a stake-holder only with respect to the Escrow Funds.  If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Escrow Funds or as to whom the proceeds of the Escrow Funds are to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent shall interplead the Escrow Funds, or so much thereof as is disputed, with a court of competent jurisdiction located in the State of Georgia, and the final determination of the court in connection with such interpleader action, including any and all available appeals, shall be binding upon the parties.  Escrow Agent shall be reimbursed for all reasonable and documented out-of-pocket costs and expenses of such action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements, by the Seller.

(d)By execution of this Agreement, Escrow Agent hereby acknowledges and agrees that notwithstanding anything to the contrary contained in this Agreement, Escrow Agent shall not take any action whatsoever with respect to the Escrow Funds unless: (i) Escrow Agent receives written evidence of the SBA’s final determination of the forgiveness of the PPP Loan; (ii) Escrow Agent is directed to take such action by a court of competent jurisdiction by order that is not subject to appeal; or (iii) as otherwise provided in this Agreement.

A-4

9.Notices.  Each notice, instruction or certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, electronic mail or or overnight courier to the parties hereto at the address shown below or at such other address as any of them may designate by notice to each of the others:

To Seller:	Staffing 360 Georgia, LLC
641 Lexington Avenue
27th Floor
New York, NY 10022
Attn: Brendan Flood
Email: brendan.flood@staffing360solutions.com

With a copy to:	Haynes and Boone, LLP
1050 17th Street
Suite 1800
Denver, CO 80265
Attn: Dan Malone
Email: dan.malone@haynesboone.com

To Escrow Agent:	Affinity Bank
400 Galleria Parkway SE
Suite 900
Atlanta, GA 30339
Attn: Chip Nelson, Exec. Vice President

With a copy to:	Andersen, Tate & Carr, P.C.
One Sugarloaf Centre
1960 Satellite Blvd NW, #4000
Duluth, GA 30097
Attn: Matt S. Smith, Esq.

All notices given hereunder shall be effective and deemed received upon personal delivery or transmission by telecommunication with automatic confirmation.

10.Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors in interests and assigns.  Except as otherwise permitted by this Agreement, Lender may not substitute the escrow agent without the express, written consent of Seller, said consent not to be unreasonably withheld, conditioned or delayed.  This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and the parties expressly agree that this Agreement supersedes all prior agreements concerning the subject matter hereof.  This Agreement may be executed by the parties hereto in more than one counterpart and delivered in an electronic format, such as a PDF, each of which, when executed and delivered, shall be deemed to be an original and all of which shall constitute together but one and the same document.  This Agreement may be amended or modified only in a writing executed by the parties hereto.  Time is of the essence of each and every provision of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

A-5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:

STAFFING 360 GEORGIA, LLC,
a Georgia limited liability company

By:	(SEAL)
Name:	Brendan Flood
Title:	President

ESCROW AGENT:

AFFINITY BANK, A DIVISION OF NEWTON FEDERAL BANK

By:
Name:
Title:

[SIGNATURE PAGE TO ESCROW AGREEMENT]

EXHIBIT B

BILL OF SALE

This Bill of Sale (“Bill of Sale”) is made and delivered as of September 24, 2020, by Staffing 360 Georgia, LLC d/b/a FIRSTPRO, a Georgia limited liability company (“Seller”), for the benefit of FirstPro Recruitment, LLC, a Georgia limited liability company (“Buyer”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, Seller, Buyer, and, solely for the purpose of Section 6(h), Section 12 and Section 14 therein, Staffing 360 Solutions, Inc., a Delaware corporation, have entered into that certain Asset Purchase Agreement, dated as of September 24, 2020 (the “Asset Purchase Agreement”), the terms of which are incorporated herein by reference, pursuant to which, among other things, (i) Seller agreed to sell, assign, transfer, convey and deliver to Buyer and Buyer agreed to accept and purchase from Seller, the Purchased Assets, and (ii) Buyer agreed to assume, perform, pay, discharge and be responsible for the Assumed Liabilities, in each case upon the terms and subject to the conditions set forth therein; and

WHEREAS, contemporaneously with the execution and delivery of the Asset Purchase Agreement, and at the Closing, Seller is to execute and deliver this Bill of Sale to Buyer.

NOW, THEREFORE, in consideration of the mutual promises set forth in the Asset Purchase Agreement and set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, intending to be legally bound hereby, agrees as follows:

1.Seller does hereby sell, assign, transfer, convey and deliver unto Buyer, and its successors and assigns, forever, all of Seller’s right, title and interest in and to the Purchased Assets free and clear of any and all claims, liens, security interests and other encumbrances (other than as described in the Asset Purchase Agreement, and the Schedules and Exhibits thereto), TO HAVE AND TO HOLD such Purchased Assets with all appurtenances thereto, unto Buyer, and its successors and assigns, for its use forever.  The Purchased Assets to be transferred hereby shall not include the Excluded Assets, which shall remain the property of Seller.

2.This Bill of Sale shall inure to the benefit of and be binding upon the parties thereto and their respective successors and assigns.

3.The terms of the Asset Purchase Agreement are incorporated herein by reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  Nothing in this Bill of Sale, expressed or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Asset Purchase Agreement.  To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern.

B-1

4.This Bill of Sale is executed and delivered pursuant to the Asset Purchase Agreement and subject to the representations, warranties, covenants, and agreements set forth therein. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN THE ASSET PURCHASE AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE PURCHASED ASSETS; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE. BY ACCEPTING THIS BILL OF SALE, BUYER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY SELLER, OR ANY OTHER PERSON ON SELLER’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THE ASSET PURCHASE AGREEMENT.

[Remainder of page intentionally left blank]

B-2

IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of the date first written above.

STAFFING 360 GEORGIA, LLC

By:
Name: Brendan Flood
Title: President

[Signature Page to Bill of Sale]

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of September 24, 2020 (this “Agreement”), is by and between Staffing 360 Georgia, LLC d/b/a FIRSTPRO, a Georgia limited liability company (“Seller”), and FirstPro Recruitment, LLC, a Georgia limited liability company (“Buyer”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, Seller, Buyer and, solely for the purpose of Section 6(h), Section 12 and Section 14 therein, Staffing 360 Solutions, Inc., a Delaware limited liability company, have entered into that certain Asset Purchase Agreement, dated as of September 24, 2020 (the “Asset Purchase Agreement”), the terms of which are incorporated herein by reference, pursuant to which, among other things, (i) Seller agreed to sell, assign, transfer, convey and deliver to Buyer and Buyer agreed to accept and purchase from Seller, the Purchased Assets, and (ii) Buyer agreed to assume, perform, pay, discharge and be responsible for the Assumed Liabilities, in each case upon the terms and subject to the conditions set forth therein; and

WHEREAS, contemporaneously with the execution and delivery of the Asset Purchase Agreement, and at the Closing, Seller is to execute and deliver this Agreement to Buyer and Buyer is to execute and deliver this Agreement to Seller.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Assignment.  Effective as of the Closing and in accordance with and subject to the terms of the Asset Purchase Agreement, Seller hereby absolutely, unconditionally and irrevocably assigns, transfers and conveys (collectively, the “Assignment”) to Buyer all of Seller’s right, title and interest in, under and to the Purchased Assets, and all obligations under or relating to, the Assumed Liabilities.

2.Acceptance and Assumption.  In accordance with and subject to the terms of the Asset Purchase Agreement, Buyer hereby absolutely, unconditionally and irrevocably (a) accepts the Assignment and (b) assumes, succeeds to, becomes substituted and responsible for and undertakes and agrees to timely pay, satisfy, observe, perform, or discharge in accordance with the terms thereof all obligations and liabilities of any kind arising out of, or required to be performed under, the Assumed Liabilities, including all obligations and liabilities of any kind arising out of Buyer’s assumption of the Assumed Liabilities.  Buyer assumes no Excluded Liabilities.

3.Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

C-1

4.Terms of the Asset Purchase Agreement.  This Agreement is made subject to and with the benefit of the respective provisions of the Asset Purchase Agreement (including, without limitation, the schedules and exhibits thereto), which are incorporated herein by reference.  Each party acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  Nothing in this Agreement, express or implied, is intended to or shall be construed to in any way modify, expand or limit the terms of the Asset Purchase Agreement.  To the extent that any provision of this Agreement conflicts or is inconsistent with the terms of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN THE ASSET PURCHASE AGREEMENT (FOR WHICH NO CLAIMS MAY BE MADE PURSUANT TO THIS AGREEMENT), SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WHATSOEVER WITH RESPECT TO THE ASSUMED LIABILITIES, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE. BUYER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY SELLER, OR ANY OTHER PERSON ON SELLER’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THE ASSET PURCHASE AGREEMENT.

5.Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-2

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

BUYER:

FirstPro Recruitment, LLC

By:
Name:	Neil Ellison
Title:	President

SELLER:

Staffing 360 Georgia, LLC

By:
Name:	Brendan Flood
Title:	President

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT D

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (“Agreement”), dated as of September 24, 2020, by and between FirstPro Recruitment, LLC, a Georgia limited liability company (the “Company”), and Staffing 360 Georgia, LLC d/b/a FIRSTPRO, a Georgia limited liability company (the “Staffing 360”). The Company and Staffing 360 are also each individually referred to in this Agreement as a “Party”, and collectively as the “Parties”.

RECITALS:

A.

The Company and Staffing 360 are parties to that certain Asset Purchase Agreement, dated as of September 24, 2020 (the “Purchase Agreement”), by and between the Company, Staffing 360, and, solely for the purpose of Section 6(h), Section 12 and Section 14 therein, Staffing 360 Solutions, Inc., a Delaware corporation, that provides for the acquisition by the Company of substantially all the assets of Staffing 360.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

B.

In connection with and as a condition precedent to the closing of the transactions contemplated by the Purchase Agreement, the Parties have agreed to enter into this Agreement to set forth the terms and conditions upon which each Party will provide or cause to be provided to the other Party certain identified services during the term of this Agreement.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth in this Agreement, and pursuant to and in further consideration for the Purchase Agreement, the parties agree as follows:

1.Transition Services. Each Party shall perform (“Service Provider”) for the other Party (“Receiving Party”) certain transition services as set forth on Schedule 1 hereto (the “Transition Services”) for the time periods described in this Agreement.  In consideration for the performance of the Transition Services, the applicable Receiving Party shall pay to the applicable Service Provider the fees set forth on Schedule 1 (the “Service Fees”) in accordance with Section 4 of this Agreement. Each Receiving Party reserves the right to request additional Transition Services from the applicable Service Provider that are not currently contemplated on Schedule 1 and the Parties will work in good faith to agree on reasonable terms. The applicable Service Provider shall promptly respond to such request by the applicable Receiving Party.

2.Performance of Services. The applicable Service Provider shall perform the Transition Services consistent with the past practices, and in a manner to minimize any disruption to the business of the Receiving Party. If employees or other affiliates of the Company assist Staffing 360 in the provision of Transition Services, the Company and such employees and affiliates shall act in good faith in providing such assistance.

3.Term and Termination.

a.The term of this Agreement shall commence on the date of this Agreement and shall continue with respect to each particular Transition Service until the termination date set forth for such Transition Service in Schedule 1 at which time this Agreement shall automatically terminate with respect to the Transition Service in question, or until this Agreement or the Transition Service in question is earlier terminated in accordance with this Section 3.

b.Any Transition Service may be terminated in writing signed by the applicable Service Provider and the applicable Receiving Party, which shall specify which of the Transition Services are to be terminated (the “Terminated Services”) and the date on which such Terminated Services are to be terminated (the “Termination Date”); provided, that the applicable Receiving Party will be liable for the Service Fees associated with the Terminated Services through the Termination Date from such Transition Service.  The termination of any Transition Service pursuant to this Section 3(b) will not affect this Agreement with respect to any other Transition Services.

c.In the event of a material breach of this Agreement by either Party, the non-breaching party shall notify the breaching party pursuant to Section 6 hereto of such breach. If the breach then continues without cure for a period of thirty (30) days and is not the subject of a good-faith dispute in accordance with Section 4 of this Agreement, the non-breaching Party may terminate this Agreement without any further obligation or liability to the breaching Party with respect to such Transition Services except if either Party terminates this Agreement pursuant to this Section 3(c), the applicable Receiving Party will be liable for the Service Fees earned through the end of such thirty (30) day period after the notice of breach was given.

d.The Parties shall reasonably cooperate with each other in connection with any transition at the end of the provision of any Transition Service as provided herein and the applicable Service Provider shall be reimbursed by the applicable Receiving Party, within thirty (30) days of the applicable Service Provider’s invoice therefore, for all reasonable costs and expenses incurred by the applicable Service Provider in providing such transition assistance.

e.No termination of this Agreement or any Transition Services shall relieve any Party from liability for any breach of this Agreement prior to termination thereof.

4.Fees and Changes. In consideration for each Service Provider’s availability to provide the Transition Services, each Service Provider shall receive the fees or other charges as set forth in Schedule 1. The applicable Receiving Party shall pay such fees and charges for the Transition Services specified in Schedule 1 at the time or times specified in Schedule 1. An invoice for Transition Services shall be due and payable by the applicable Receiving Party at the time specified in Schedule 1. Any amounts payable by a Receiving Party under this Section 4 that are not paid when due shall bear interest, from the date due until paid, at the rate of ten percent (10%) per annum. If there is a dispute regarding any invoice for Service Fees under this Agreement, the Parties shall cooperate and use commercially reasonable efforts to resolve any such dispute among themselves as promptly as practicable.  The applicable Service Provider acknowledges that it is solely responsible for paying all federal, state, and local income or business taxes, including estimated taxes, self-employment and any other taxes, fees, additions to tax, interest or penalties which may be assessed, imposed, or incurred as a result of the Transition Services provided by the applicable Service Provider pursuant to this Agreement.

5.Use of Business Systems and Communications Networks.  From time to time under this Agreement, the Parties may have access to the business systems and communications networks of the other Parties.  Each Party will use commercially reasonable efforts to ensure that its employees, officers, directors, affiliates and agents do not make any use of or attempt to gain access to any part of the other Party’s business systems and communications networks or to any data of the other Party or its Affiliates not specifically made available to such Party under this Agreement.  Each Party will take reasonable precautions, but no less than such Party would take to safeguard their own systems, networks, and data, to ensure that its employees, officers, directors, affiliates and agents do not introduce, without limitation, (a) any code, program, or script (devices) that, upon the occurrence or the non-occurrence of any event, will disable any system or application of the other Party; (b) to or through the other Party’s “network”, any worm, virus, trap door, back door, or any other contaminant or disabling devices; or (c) any form of breach of security, data corruption or interruption into the other Party’s “network.”  Each Party agrees that all of its and its affiliates and agents, employees, when given access to the business systems and communications networks of the other Party, shall conform to the policies and procedures of such other Party concerning, health, safety and security which are made known to the first Party in advance. If a Party reasonably determines that the other Party has violated this covenant, then in addition to any direct damages to which such Party and/or its affiliates may be entitled under law or equity, the other Party will, to such Party’s reasonable satisfaction, promptly take all action and implement all necessary procedures to prevent the reoccurrence of any such violation.

6.Designated Point of Contact.  Staffing 360 and the Company shall each name a point of contact who shall be responsible for the day to day implementation of this Agreement, including attempted resolution of any issues that may arise during the performance of any Party’s obligations hereunder.  From the date hereof until further written notice to the other Party, the representative of Staffing 360 shall be Alicia Barker, and the representative of the Company shall be Neil Ellison. Either Party may designate a different person to act as the representative with respect to any of the Transition Services upon prior written notice (with e-mail being sufficient) to the other Party.  The contact information for each representative is set forth below:

Staffing 360:

Staffing 360 Georgia, LLC

641 Lexington Avenue

27th Floor

New York, NY 10022

Attn: Brendan Flood

Email: Brendan.flood@staffing360solutions.com

The Company:

FirstPro Recruitment, LLC

5607 Glenridge Drive

Suite 360

Atlanta, GA 30342

Attn:  Neil Ellison

Email:  fpatl2019@gmail.com

7.Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) 1 business day after being sent to the recipient by electronic mail. All Notices shall be addressed to the Parties at the addresses set forth below the signatures to this Agreement or to such other person or at such other place as a Party may by Notice designate to the other party as a place for service of Notice.

8.No Waiver; Modifications in Writing. No failure or delay on the part of any Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to any Party at law, in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by all of the Parties. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

9.Relationship. Nothing contained in this Agreement and no action taken or failed or omitted to be taken by any Party pursuant hereto shall be deemed to constitute the Parties a partnership, an association, a joint venture or other entity. Each Service Provider shall at all times be acting as an independent contractor in providing the Transition Services and otherwise under this Agreement.  No Service Provider has any right or authority to obligate or bind any Receiving Party or its affiliates as to any matter whatsoever.

10.Construction; Certain Definitions. The Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arms-length negotiations. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The titles or captions of sections and paragraphs in this Agreement are provided for convenience of reference only and shall not be considered a part of this Agreement for purposes of interpreting or applying this Agreement and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” mean and refer to this entire Agreement and not to any particular section, paragraph or provision. The word “person” as used in this Agreement includes individuals and all types of entities, including public or governmental bodies, agencies or instrumentalities. The words “include” and “including” are used in this Agreement in a nonexclusive manner and fashion, that is to include, but without limitation, the facts, items or other matters in question. Any references to a “Section” in this Agreement are to the referenced Section of this Agreement unless expressly stated otherwise. Words and phrases in this Agreement shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

11.Assignment; Binding Effect on Successors and Assigns. Neither Party may assign any of its rights or duties under this Agreement, whether voluntarily or involuntarily, or by process, operation or act of law (including by merger), without the prior written consent of the other party, which consent may not be unreasonably be delayed, conditioned or withheld; provided however either Party may assign this Agreement to an affiliate without the other Party’s consent. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties (and their respective heirs, successors, legal representatives and assigns) any rights, remedies, liabilities or obligations under or by reason of this Agreement.

12.Counterparts. This Agreement may be executed in counterparts (including by PDF, email or facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A PDF, email or facsimile signature shall be deemed to be an original signature.

13.Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. Any finding of invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

14.Entire Agreement. This Agreement (along with Schedule 1), together with the Purchase Agreement and the other agreements provided for therein, contain the complete and exclusive statement of the terms of the agreements between the Parties with respect to the transactions contemplated hereby and thereby.

15.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state, without reference to such state’s or any other state’s or other jurisdiction’s principles of conflict of laws.

16.Submission to Jurisdiction; Consent to Service of Process.

a.The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within New York, NY over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

b.Each Party hereby consents to process being served by any party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 7.

17.Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Staffing 360 have caused this Agreement to be executed effective as of the date first written above.

STAFFING 360 GEORGIA, LLC		FirstPro Recruitment, LLC

By:		By:
Name:	Brendan Flood	Name:	Neil Ellison
Title:	Chairman and Chief Executive Officer	Title:	President
641 Lexington Avenue, NY10022
Address		Address

Email: Brendan.flood@staffing360solutions.com		Email:

[SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT

SCHEDULE 1

DESCRIPTION OF SERVICES

[Omitted]

EXHIBIT E

TLA ASSIGNMENT AND ASSUMPTION

This TLA ASSIGNMENT AND ASSUMPTION (this “Assignment”) is made effective as of September 24, 2020 (the “Assignment Date”), by Staffing 360 Georgia, LLC, a Georgia limited liability company (“Assignor”), FirstPro Recruitment, LLC, a Georgia limited liability company (“Assignee”), and, solely for purposes of providing consent under Section 1 hereto, Firstpro Inc., a Georgia corporation (“Licensor”).

RECITALS

WHEREAS, Licensor and Assignor are parties to that certain Trademark License Agreement, dated September 15, 2017 and amended by that Amendment Agreement dated February 27, 2019 (as amended, the “TLA”), pursuant to which Licensor has granted Assignor certain perpetual license rights to the Trademark (as defined therein). Both the original TLA and the Amendment Agreement are attached hereto as Exhibit A.

WHEREAS, pursuant to that certain Asset Purchase Agreement among Assignor, Assignee and, solely for the purpose of Section 6(h), Section 12 and Section 14 therein, Staffing 360 Solutions, Inc., a Delaware corporation, dated as of the date hereof (the “APA”), Assignor is required to assign to Assignee all of Assignor’s rights and obligations under the TLA.

WHEREAS, Assignee desires to obtain all of Assignor’s rights and obligations under the TLA according to the terms of this Assignment and the APA.

WHEREAS, Licensor consents to Assignor’s assignment, and Assignee’s assumption, of all of Assignor’s rights and obligations under the TLA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Assignment, Assumption, and Consent. Assignor hereby sells, assigns, conveys, transfers and delivers to Assignee, and Assignee hereby purchases, assumes, acquires, and accepts from Assignor, all of Assignor’s rights and obligations under the TLA, in each case arising on or after the Assignment Date. For avoidance of doubt, Assignor will be solely responsible for its acts or omissions under the TLA prior to the Assignment Date, and Assignee will be solely responsible for its acts or omissions under the TLA on or after the Assignment Date. Licensor hereby consents to the assignment and assumption as described in this paragraph above.

2.	Successors and Assigns. This Assignment is binding on and inures to the benefit of the parties hereto and their respective successors and assigns.

3.

Execution; Counterparts. This Assignment may be executed in any number of original, facsimile or portable document format (.pdf) counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

E-1

IN WITNESS WHEREOF, the parties have executed this Assignment as of the Assignment Date.

STAFFING 360 GEORGIA, LLC

By:
Name:	Brendan Flood
Title:	President

FirstPro Recruitment, LLC

By:
Name:	Neil Ellison
Title:	President

SOLELY FOR PURPOSES OF PROVIDING CONSENT UNDER SECTION 1:

FIRSTPRO INC.

By:
Name:
Title:

Exhibit A

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (the “License Agreement”) is made and entered into as of September 15, 2017 (“Effective Date”), by and between Firstpro Inc., a Georgia corporation (“Licensor”), and Staffing 360 Georgia, LLC, a Georgia limited liability company (“Licensee”).

RECITALS

WHEREAS, Licensor owns all rights to the trademark FIRSTPRO, including (i) U.S. Trademark Registration No. 2,070,004 for the word mark FIRSTPRO for “employment agency services and for personnel placement and recruitment services” in IC 035, (ii) a stylized version of FIRSTPRO as shown in Exhibit A attached hereto, and (iii) all common law rights associated with Licensor’s use of FIRSTPRO as a trademark (“Trademarks”); and

WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to acquire from Licensor, a license to use the Trademarks, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in that certain Asset Purchase Agreement of even date herewith by and among Licensor, Licensee, Firstpro Georgia LLC, April F.  Nagel and Philip Nagel, and hereinafter set forth, the parties agree as follows:

1.

GRANT OF LICENSE.  Licensor hereby grants to Licensee, and Licensee hereby accepts, all rights to use the Trademarks worldwide, except in and throughout Philadelphia, Pennsylvania and Boston, Massachusetts (“Territory”), in connection with staffing and other employment agency services offered by Licensee (“Covered Services”), subject to the conditions and limitations set forth in this License Agreement.

a.

Licensee may adopt and use a variation of the Trademarks, such as by adding letters, numbers, or characters to the term FIRSTPRO, so long as the same is approved in writing by Licensor; and Licensor hereby consents to Licensee’s use of the tradename “Firstpro Georgia” as a variation of the Trademark.

b.	Licensee may use the Trademarks or any variation thereof without restrictions as to capitalization (including for instance as firstPRO or FirstPRO), color, font, prominence, or the like.
c.	Licensee may incorporate the Trademarks or any variation thereof into any domain name, social media user handle or user name, or Internet keyword.
d.	Licensee may form and use any entity name, trade name, DBA, or business name that incorporates the Trademarks or any variation thereof.
e.

Licensee may use the Trademarks or any variation thereof in corporate materials (such as filings with the SEC and investor documents) and marketing documents that may be distributed outside of the Territory.

f.	Licensor reserves all rights in the Trademarks not expressly granted hereunder.

2.

OWNERSHIP AND USE OF THE TRADEMARKS.  Licensee acknowledges that Licensor owns the Trademarks and all goodwill and rights therein and that nothing in this License Agreement shall give Licensee any right, title or interest in or to the Trademarks other than pursuant to the license granted herein.  Licensee further acknowledges and agrees that all uses of the Trademarks shall inure to the benefit of Licensor.  Licensee also agrees not to contest the validity or strength of, nor Licensee’s exclusive right, title, and interest in, the Trademarks, or to oppose, cancel, sue upon, or otherwise challenge Licensor’s registrations or applications for registration of the Trademarks.   Without the prior written approval of Licensor, Licensee is not authorized to use the Trademarks in connection with any business activity unrelated to the Covered Services or outside the Territory (subject to the rights granted to Licensee in Section 1.e. hereof).

3.

QUALITY AND APPROVAL.  Licensee agrees that the nature and quality of all of the Covered Services offered with the Trademarks shall conform to the standards set by and under the control of Licensor (hereinafter, “Quality Standard”).  Such Quality Standard shall be reasonable, shall be no greater than the quality standards imposed by Licensor’s customers in general, and shall be at least equal in quality to the services provided by Licensor under the Trademarks prior to the date hereof. Licensee will cooperate with Licensor in the monitoring and control of Licensee’s activities and Licensee’s use of the Trademarks, including as to trademark design standards and other like guidelines provided by Licensor.   Licensor shall have the right to impose on the Licensee, as necessary, other specifications or requirements not provided for herein to maintain the Quality Standard of the Covered Services.  The Licensee shall, upon Licensor’s reasonable request, supply reasonable access to information about the Covered Services sold under the Trademarks. Any inspections conducted by Licensor to ensure that the Quality Standard provided herein has been satisfied shall be at the expense of Licensor.

35. 4. PROTECTION AND ENFORCEMENT OF THE TRADEMARKS

a.

Licensee shall promptly notify Licensor of any and all infringements, imitations, or other illegal use or misuse of the Trademarks that come to Licensee’s attention.  As the sole owner of the Trademarks, Licensor shall determine whether to take any action to prevent the infringement, imitation, or other illegal use or misuse of the Trademarks.  If Licensor elects not to take such action, Licensee may take such action at its expense if it has received Licensor’s prior written approval to take such action.

b.

In the event that Licensee receives notice, or is informed, of any claim, suit, or demand of an alleged infringement, unfair competition, or similar matter on account of its or Licensor’s use of or grant to use the Trademarks, Licensee shall promptly notify Licensor of such notice or information.  As the sole owner of the Trademarks, Licensor shall determine whether and how to defend and handle any such claim, suit, or demand.

c.

Licensee shall render Licensor all reasonable assistance in connection with any matter pertaining to the protection, enforcement or infringement of the Trademarks, whether in the courts, administrative or quasi-judicial agencies, or otherwise.

5.TERM AND TERMINATION.

a.	This License Agreement will remain in force for two years after the Effective Date.

b.

Licensor may terminate this License Agreement if Licensee defaults in the performance of any of its material obligations under this License Agreement, and such default is not cured within sixty (60) days of written notice to Licensee.

c.

At termination, Licensee will cease use of the Trademarks, including to transfer to Licensor, deactivate, or withdraw (a) any domain name, social media user handle or user name, or Internet keyword that incorporates the Trademarks; and (b) any entity name, trade name, DBA, or business name that incorporates the Trademarks.

6.GENERAL

a.

No waiver of any breach of any provision of this License Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

b.

Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

c.	If any provision of this License Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.
d.

This License Agreement may be executed by facsimile or email signatures, as well as in multiple counterparts, which, when signed, shall be as effective as if all of the parties had signed one original of this Agreement.

e.	The parties shall take such further action and execute and file such documents as are necessary to carry out the terms and purposes of this License Agreement.

IN WITNESS WHEREOF, the undersigned have caused this License Agreement to be duly executed.

LICENSOR:

FIRSTPRO INC.

By:

Name:

Title:

LICENSEE:

STAFFING 360 GEORGIA, LLC

By:

Name:

Title:

LICENSE AGREEMENT EXHIBIT A

STYLIZED FIRSTPRO TRADEMARK

AMENDMENT AGREEMENT

This Amendment Agreement, dated as of February 27, 2019 (this ”Amendment”), is entered into by and among staffing 360 Georgia, LLC, a Georgia limited liability company (“buyer”), Firstpro Inc., a Georgia corporation (“FPI”), Firstpro Georgia, LLC, a Georgia limited liability company (“FPL” and, together with FPI, “Sellers” and, each individually, a “Seller”), April f. Nagel, an individual (“Mrs. Nagel”), and Philip Nagel, an individual (“Mr. Nagel”and together with Mrs. Nagel, the “principals”).

RECITALS

WHEREAS, buyer, sellers and principals are parties to that certain asset purchase agreement dated as of September 15, 2017 (the “APA”);

WHEREAS, sellers and buyer have agreed that buyer will make a single lump sum payment of $1,125,000 (the “final payment”) in full and final satisfaction of any remaining amounts payable to the sellers under section 1.05 of the APA;

WHEREAS, in connection with the parties’ execution and delivery of the APA, the buyer and FPI entered into a trademark license agreement, dated September 15, 2017 (the “TLA”)

WHEREAS, buys and FPI desire to amend the TLA to make the term of the license given thereunder perpetual; and

WHEREAS, buyer, sellers and principals desire to amend the APA and TLA to, among other things, give effect to the foregoing.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Capitalized Terms. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the APA.

2.The final Payment. Within five (5) business days after the date of this agreement, the buyer shall make the final payment to the sellers by wire transfer of immediately available funds to an account identified in writing by sellers. The final payment shall be in full and final satisfaction of all amounts that remain payable to sellers under section 1.05 of the APA.

3Amendments to APA. Upon buyer’s deliver of the final payment, the APA shall automatically be deemed be deemed amended as follows;

(i)by deleting clauses (b), (c), (d) and (e) of section 1.05 thereof in their entirety;

(ii)by replacing section 7.07 in its entirety with the following

1

“7.07 [reserved]”

(ii)by deleted the definition of “deferred payment amount” in its entirety from section 8.01 of the APA.

4Amendments to TLA. Upon buyer’s deliver of the final payment, section 5(a) of the TLA shall automatically be deemed amended as follows:

“a. Subject to the licensor’s termination rights set forth in section 5(b), the term of this license shall be perpetual.”

5.Governing Law; Jurisdiction. Section 9.09 – 9.11 of the APA are incorporated herein by reference and made a part hereof.

6.Confirmation of the APA except as expressly modified hereby, the APA and TLA shall remain in full force and effect and is hereby ratified and confirmed in all respects.

7.Amendments; Waiver; Entire Agreement. This amendment may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each party hereto. Any provision of this amendment may be waived if, but only if, such waiver is in writing and is signed by the party or parties against whom enforcement of any such waiver is sought and specific reference o this amendment s made in such writing. The waiver by any party of a breach of any provision of this amendment shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This amendment together with the APA and TLA is the entire agreement among the parties hereto with respect to the subject matter hereof.

[signature page follows.]

2

IN WITNESS WHEREOF this Amendments has been duly executed and delivered by each party as of the date first above written.

BUYER:	STAFFING 360 GEORGIA, LLC

By:
Name:
Title:

SELLERS:	FIRSTPRO INC.

	By:	/s/ Philip A. Nagle
	Name:	Philip A. Nagle
	Title:	CEO / Owner

FIRSTPRO GEORGIA, LLC

By:	/s/ Philip A. Nagle
Name:	Philip A. Nagle
Title:	CEO / Owner

By:	/s/ April F. Nagle
Name:	April F. Nagle

PRINCIPAS:

By:	/s/ Philip A. Nagle
Name:	Philip A. Nagle

[Signature Page to Amendment Agreement]

3

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF SUBTENANT’S INTEREST IN SUBLEASE

This ASSIGNMENT AND ASSUMPTION OF SUBTENANT’S INTEREST IN SUBLEASE (this “Assignment”) is entered by STAFFING 360 GEORGIA, LLC, a Georgia limited liability company (“Assignor”), and FirstPro Recruitment, LLC, a Georgia limited liability (“Assignee”), to be effective as of September 14, 2020.  Landlord and Sublandlord (as each is defied in the first Recital below) are signing this Assignment solely to consent to the assignment provided hereby.

WHEREAS, PREMIER PLAZA PROPERTY, LLC, a Delaware limited liability company (as successor-in-interest to LANAI COMPANY, INC., a Hawaii corporation d/b/a Castle & Cooke, Inc.), as landlord (“Landlord”), and FIRSTPRO, INC., a Georgia corporation (“Sublandlord”), entered into that certain Lease Agreement dated as of November 10, 1997 (as amended and assigned, the “Lease”) covering certain office space commonly known as Suite 360 of 5607 Glenridge Drive, Atlanta, Georgia 30342 (the “Prime Lease Premises”);

WHEREAS, Sublandlord and Assignor entered into that certain Office Sublease Agreement dated as of September 15, 2017 (the “Sublease”) covering a portion of the Prime Lease Premises renumbered as Suite 360, as more particularly described in the Sublease (the “Subleased Premises”); and

WHEREAS, Assignor, Assignee and, solely for the purpose of Section 6(h), Section 12, and Section 14 therein, Staffing 360 Solutions, Inc. are entering into an Asset Purchase Agreement (“Purchase Agreement”) pursuant to which Seller shall sell substantially all its assets to Buyer and Buyer shall assume certain liabilities of Seller, in each case, pursuant to the terms of the Purchase Agreement.

The parties agree as follows:

1.Effectiveness. This Assignment shall be effective as the closing (the “Effective Date”) of the transactions contemplated by the Purchase Agreement without any further action by any person or entity. This Assignment may be signed prior to the Effective Date; provided, however this Assignment shall not be effective until the Effective Date.

2.Assignment. Assignor does hereby transfer, assign, convey, set over, and deliver unto Assignee all of Assignor’s right, title, and interest in, to, and under the Sublease as of the Effective Date.

3.Assumption. Assignee hereby assumes and shall perform all of Assignor’s duties, liabilities, and obligations in, to, and under the Sublease from and after the Effective Date.  Assignor expressly acknowledges and agrees that nothing contained herein shall be deemed to release Assignor from the performance of its obligations under the Sublease that accrue prior to the Effective Date.

F-1

4.Indemnity.  Assignor does hereby agree to and shall indemnify, hold harmless and defend Assignee from and against any and all claims, suits, causes of action, costs, indebtedness, obligations or other liabilities (collectively, “Claims”) arising from or incurred as the result of the Sublease prior to the Effective Date.   Assignee does hereby agree to and shall indemnify, hold harmless and defend Assignor from and against any and all Claims arising from or incurred as the result of the Sublease from and after the Effective Date.

5.Successors and Assigns. This Assignment is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

6.Counterparts. The parties may execute this Assignment in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by scanned PDF by e-mail or otherwise is as effective as executing and delivering this Assignment in the presence of the other parties to this Assignment. This Assignment is effective upon delivery of one executed counterpart from each party to the other parties.

7.Choice of Law. The laws of the state where the Subleased Premises are located (without giving effect to its conflict of laws principles) govern all matters arising out of or relating to this Assignment and the transactions it contemplates, including its interpretation, construction, performance, and enforcement.

[Remainder of Page Intentionally Blank]

F-2

The parties hereby execute this Assignment to be effective as of the Effective Date.

Assignor:

STAFFING 360 GEORGIA, LLC,
a Georgia limited liability company

By:
Name:	Brendan Flood
Title:	President

Assignee:

FirstPro Recruitment, LLC,
a Georgia limited liability company

By:
Name:	Neil Ellison
Title:	President

SUBLANDLORD CONSENT

Sublandlord hereby consents to the assignment of the Sublease and all of Assignor’s interest and rights under the Sublease to Assignee pursuant to the Assignment and Assumption of Subtenant’s Interest in Sublease (the “Assignment”) to which this Sublandlord Consent is attached (and in which capitalized terms used herein are defined).  Sublandlord further releases Assignor from any obligations as a tenant under the Sublease which arise on or after the effective date of the Assignment (the “Release Date”), and Sublandlord will look solely to Assignee (or its approved successor or assigns) for any default or breach by tenant under the Sublease which arises on or after the Release Date.

IN WITNESS WHEREOF, this Sublandlord Consent is executed by Sublandlord to be effective as of the date signed below.

SUBLANDLORD:

FIRSTPRO, INC.,
a Georgia corporation

By:
Name:
Title:

Date:

LANDLORD CONSENT

Landlord hereby consents to the assignment of the Sublease and all of Assignor’s interest and rights under the Sublease to Assignee pursuant to the Assignment and Assumption of Subtenant’s Interest in Sublease which this Landlord Consent is attached (and in which capitalized terms used herein are defined).

IN WITNESS WHEREOF, this Landlord Consent is executed by Landlord to be effective as of the date signed below.

LANDLORD:

PREMIER PLAZA PROPERTY, LLC
a Delaware limited liability company (as successor-in-interest to LANAI COMPANY, INC., a Hawaii corporation d/b/a CASTLE & COOKE, INC.)

By:
Name:
Title:

Date:

EXHIBIT G

Purchase Price Allocation

Form 8594	Asset Acquisition Statement Under Section 1060	OMB No. 1545-1021
(Rev. December 2012) Department of the Treasury Internal Revenue Service	▶ Attach to your income tax return. ▶ Information about Form 8594 and its separate instructions is at www.irs.gov/form8594	Attachment Sequence No. 169
Name as shown on return Firstpro Recruitment, LLC		Identifying number as shown on return 85-1222422

Check the box that identifies you: ☑ Purchaser ☐ Seller
Part I		General Information
1 Name of other party to the transaction Staffing 360 Georgia, LLC		Other party’s identifying number 82-2722428

Address (number, street, and room or suite no.) 5607 Glenridge Drive, Suite 360

City or town, state, and ZIP code Atlanta, GA 30342

2 Date of sale 9/7/2020	3 Total sales price (consideration) 3,300,000.00

Part II		Original Statement of Assets Transferred
4 Assets	Aggregate fair market value (actual amount for Class I)	Allocation of sales price
Class I	$0.00	$0.00
Class II	$0.00	$0.00
Class III	$0.00	$0.00
Class IV	$0.00	$0.00
Class V	$216,449.00	$216,449.00
Class VI and VII	$3,083,551.00	$3,083,551.00
Total	$3,300,000.00	$3,300,000.00
5		Did the purchaser and seller provide for an allocation of the sales price in the sales contract or in another written document signed by both parties? ☐ ☑

If “Yes,” are the aggregate fair market values (FMV) listed for each of asset Classes I, II, III, IV, V, VI, and VII the amounts agreed upon in your sales contract or in a separate written document?		☐ ☐

6

In the purchase of the group of assets (or stock), did the purchaser also purchase a license or a covenant not to compete, or enter into a lease agreement, employment contract, management contract, or similar arrangement with the seller (or managers, directors, owners, or employees of the seller)?

		☐ ☑

If “Yes,” attach a statement that specifies (a) the type of agreement and (b) the maximum amount of consideration (not including interest) paid or to be paid under the agreement. See instructions.

For Paperwork Reduction Act Notice, see separate instructions.		Cat. No. 63768Z	Form 8594 (Rev. 12-2012)

Form 8594 (Rev. 12-2012)	Page 2
Part III	Supplemental Statement—Complete only if amending an original statement or previously filed supplemental statement because of an increase or decrease in consideration. See instructions.
7	Tax year and tax return form number with which the original Form 8594 and any supplemental statements were filed.

8 Assets	Allocation of sales price as previously reported	Increase or (decrease)	Redetermined allocation of sales price
Class I	$	$	$
Class II	$	$	$
Class III	$	$	$
Class IV	$	$	$
Class V	$	$	$
Class VI and VII	$	$	$
Total	$		$
9		Reason(s) for increase or decrease. Attach additional sheets if more space is needed.

Form 8594 (Rev. 12-2012)